Exhibit 99.1

For Immediate Release

MCF Corporation Announces Earnings for the June Quarter

San Francisco  – August 9, 2005 – MCF Corporation (AMEX: MEM), the parent company of Merriman Curhan Ford & Co., a securities broker-dealer and investment bank, today announced results for the quarter ended June 30, 2005 that highlight the company’s committed to its long-term growth strategy, even in a difficult period for the investment banking business.

Second Quarter Financial Highlights

•                  Total revenue is $9.3 million; a 3 percent increase over the second quarter 2004

•                  Commission revenue is $7.3 million; 44 percent higher than second quarter 2004

•                  Investment banking revenue is $1.95 million; a 43 percent decline from second quarter 2004

•                  Net loss of $0.01 per diluted share vs. net income of $0.01 per share in second quarter 2004

“Our revenue during the second quarter 2005 increased $280,000 or 3 percent, from the corresponding period in 2004, stated John Hiestand, chief financial officer of MCF Corporation. “Net income was impacted by the decrease in our investment banking revenue as well as lower net gains from our investment portfolio compared to the second quarter of 2004. The financial condition of the company remains strong as we have little debt; cash and marketable securities exceeding $19.9 million and our business is producing positive cash flows during 2005 as measured by earnings before interest, tax, depreciation and amortization.”

Other Quarterly Highlights

•                  Raised over $108 million for our clients through both private placement and equity underwritten transactions

•                  Traded nearly 243 million shares for approximately 400 institutional clients

•                  Hosted a Next Generation Energy Conference in New York with executives from 14 companies presenting to over 300 institutional investor attendees

•                  CEOs and senior executives from 13 Internet companies participated in Merriman Curhan Ford & Co.’s first annual one-on-one investor event in New York

•                  Hired veteran equities professionals, Mark Silverman and Tim Savageaux, as managing directors; Silverman covers West Coast and New York accounts as a senior salesman, and Savageaux focuses on the telecom sector as a senior analyst

•                  Hired senior bankers Joseph Balagot and Robert Roden as managing directors; Balagot heads the Health Care Investment Banking Group, and Roden leads the newly formed Leveraged Finance Group

“Difficult markets have given us opportunities to strengthen our firm; most notably hiring 25 experienced professionals in the second quarter, and most recently Steve Foland, as head of investment banking. Steve’s leadership skills and experience with CSFB and ThinkEquity will help us to pick up the pace in banking,” stated Jon Merriman, chairman and chief executive officer of MCF Corporation.  “Although the environment is tough right now, we continue to attract top talent, take market share and develop the asset management and wealth management subsidiaries.”

Conference Call for the Second Quarter 2005 Results

In conjunction with this announcement, MCF Corporation will host a discussion of the Company’s second quarter 2005 results with investors and financial analysts on Tuesday, August 9, 2005 at 1:30 PM (Pacific Time).  Interested listeners and participants may access the live conference call by dialing (800) 967-7140 or may access the live Web broadcast at the Company’s Web site, www.merrimanco.com.  An archived version of the discussion will be available on the Company’s Web site following the conclusion of the live conference call.

About MCF Corporation

MCF Corporation (AMEX: MEM) is a financial services holding company that provides investment research, capital markets services, corporate and venture services, investment banking, asset management and wealth management through its operating subsidiaries, Merriman Curhan Ford & Co., MCF Asset Management, LLC, and MCF Wealth Management, LLC. MCF Asset Management, LLC and MCF Wealth Management, LLC are two recently formed businesses that are predicated on fee-based, recurring revenue models.

Merriman Curhan Ford & Co. is a securities broker-dealer and investment bank focused on fast-growing companies and growth-oriented institutional investors.  It provides investment research, brokerage and trading services primarily to institutions, as well as advisory and investment banking services to corporate clients.  Its mission is to become a leader in the researching, advising, financing and trading of fast-growing companies.  Merriman Curhan Ford & Co. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. and SIPC.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Quarterly Report on Form 10-Q filed on August 9, 2005.  Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

*  *  *

At the Company:

John Hiestand

Chief Financial Officer

(415) 248-5640

jhiestand@merrimanco.com

MCF CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Revenue:
Commissions	$7,299,732	$5,059,181	$13,321,695	$10,965,245
Principal transactions	(149,592)	484,042	(522,734)	1,108,520
Investment banking	1,950,289	3,449,563	8,709,099	8,137,257
Other	190,728	17,932	256,213	21,972

Total revenue	9,291,157	9,010,718	21,764,273	20,232,994

Operating expenses:
Compensation and benefits	7,166,581	6,182,080	16,368,546	13,783,260
Brokerage and clearing fees	565,559	582,106	1,087,277	1,299,655
Professional services	475,404	378,549	746,830	633,047
Occupancy and equipment	383,239	224,601	733,198	376,872
Communications and technology	442,929	336,479	866,353	601,759
Depreciation and amortization	129,363	33,921	235,112	57,861
Other	1,197,536	720,594	1,920,652	1,238,629

Total operating expenses	10,360,611	8,458,330	21,957,968	17,991,083

Operating income (loss)	(1,069,454)	552,388	(193,695)	2,241,911
Interest income	115,264	25,695	190,091	35,717
Interest expense	(16,526)	(18,521)	(33,713)	(77,197)

Income (loss) before income taxes	(970,716)	559,562	(37,317)	2,200,431
Income tax expense (benefit)	244,380	(66,897)	(40,594)	(463,345)

Net income (loss)	$(726,336)	$492,665	$(77,911)	$1,737,086

Earnings (loss) per share:
Basic	$(0.01)	$0.01	$0.00	$0.03
Diluted	$(0.01)	$0.01	$0.00	$0.02
		$
Weighted average common shares outstanding:
Basic	66,210,026	56,787,188	65,880,961	55,666,436
Diluted	66,210,026	79,940,980	65,880,961	78,682,847

MCF CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$16,197,609	$17,459,113
Securities owned:
Marketable, at fair value	3,711,780	2,342,225
Not readily marketable, at estimated fair value	368,831	259,340
Restricted cash	625,617	625,000
Due from clearing broker	2,022,775	787,862
Accounts receivable, net	976,814	1,579,393
Equipment and fixtures, net	1,163,544	1,032,797
Intangible assets, net	415,076	—
Prepaid expenses and other assets	806,013	922,094

Total assets	$26,288,059	$25,007,824

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$347,394	$431,656
Commissions payable	2,532,523	2,840,239
Accrued liabilities	3,202,760	2,962,660
Due to clearing and other brokers	104,427	99,205
Securities sold, not yet purchased	12,925	—
Capital lease obligation	449,437	452,486
Convertible notes payable, net	171,573	166,404
Notes payable	1,276,995	1,321,324

Total liabilities	8,098,034	8,273,974

Commitments and contingencies

Stockholders’ equity:
Preferred stock, Series A—$0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2005 and December 31, 2004, respectively; aggregate liquidation preference of $0	—	—
Preferred stock, Series B—$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of June 30, 2005 and December 31, 2004; aggregate liquidation preference of $0	—	—
Preferred stock, Series C—$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of June 30, 2005 and December 31, 2004; aggregate liquidation preference of $0	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 71,308,742 and 68,648,627 shares issued and outstanding as of June 30, 2005 and December 31, 2004, respectively	7,131	6,865
Additional paid-in capital	111,831,783	108,558,892
Deferred compensation	(4,396,509)	(3,163,876)
Note receivable - Ascend	(506,438)	—
Accumulated deficit	(88,745,942)	(88,668,031)

Total stockholders’ equity	18,190,025	16,733,850

Total liabilities and stockholders’ equity	$26,288,059	$25,007,824